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                                                         EXHIBIT 9.3
                                LICENSE AGREEMENT



     This License Agreement (this "Agreement") is entered into as of the ____ day of ________________, 1996, by and between Nicholas-Applegate Capital Management, a California limited partnership ("NACM") and Nicholas-Applegate Series Trust, a Delaware business trust (the "Trust").

     WHEREAS, NACM was organized under the laws of the State of California and commenced doing business under a name including the phrase "Nicholas-Applegate" in 1984, and has used such name at all times thereafter; and

     WHEREAS, NACM has registered and is the owner of the service mark "Nicholas-Applegate," Registration No. 1,888,843 (the "Service Mark"); and

     WHEREAS, the Trust was organized under the laws of the State of Delaware on July 21, 1995; and

     WHEREAS, the Trust has requested from NACM a license to the use of the phrase "Nicholas-Applegate" in the name of the Trust and/or one or more of the series of shares of beneficial interest of the Trust (collectively, "Series"), and NACM is willing to grant such license, subject to the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and of the covenants hereinafter contained, NACM and the Trust hereby agree as follows:

     1. The Trust hereby acknowledges and agrees that the name "Nicholas-Applegate" and the Service Mark are valuable proprietary rights of NACM and that the Trust has no rights to use such name or Service Mark except as are expressly provided to the Trust by NACM pursuant to this Agreement. The Trust shall at all times use the Service Mark in a manner which is designed to enhance the reputation and goodwill associated with the Service Mark, and shall comply with all laws, rules, regulations, ordinances and orders of all local, state and national authorities. The Trust shall not in any manner represent that it has any rights of ownership or use with respect to the name "Nicholas-Applegate" or the Service Mark except as set forth

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herein, and acknowledges and agrees that all uses of such name and Service Mark by it shall inure to the benefit of NACM. The Trust agrees that it shall do nothing inconsistent with NACM's ownership in the Service Mark, and shall not apply for registration or seek to obtain ownership of the Service Mark, or any similar mark, in any state or nation. The provisions of this Section 1 shall survive the termination of this Agreement, irrespective of the reason therefor.

     2. NACM hereby grants to the Trust a non-exclusive and non-transferrable license to use the name "Nicholas-Applegate" and the Service Mark in the names of the Trust and/or any one or more of its Series, only so long as such name and Service Mark are used in conjunction with descriptive phrases such as "Series Trust" or phrases describing the investment objectives or purposes of a Series (such as "Core Growth Series"). NACM hereby consents to the qualification of the Trust to do business under the laws of any state of the United States with the name "Nicholas-Applegate" in its name or that of any of its Series and agrees to execute such formal consents as may be necessary in connection with such qualifications.

     3. NACM reserves and retains the right to grant to any other person or entity, including without limitation any other investment company, the right to use the name "Nicholas-Applegate" and the Service Mark, or any derivatives or variations thereof, and no consent or permission of the Trust shall be necessary for such use; provided, however, that if required by the applicable law of any state, the Trust shall forthwith grant all requisite consents. The Trust shall take such actions as NACM may reasonably require to protect the rights of NACM to such name and Service Mark.

     4. The Trust shall have no right to grant to any other person or entity a sublicense to use a name containing the name "Nicholas-Applegate" or the Service Mark. The Trust shall have no right to assign its interest in this Agreement, or any part thereof, to any other person or entity without the prior written consent of NACM.

     5. The license provided to the Trust hereunder shall immediately and automatically terminate and be of no further force or effect at such time as NACM no longer provides investment advisory services to the Trust, any Series or (in the event all assets of the Trust or any Series are invested in Nicholas-Applegate Investment Trust, a Delaware business trust) Nicholas-Applegate Investment


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Trust, a Delaware business trust) Nicholas-Applegate Investment Trust.
In addition, NACM may terminate this Agreement immediately upon notice to the Trust in the event of any breach of this Agreement by the Trust. Upon termination of this Agreement, the Trust shall as promptly as practicable take such actions as may be necessary to change its name and the names of the Series to names that do not include the names "Nicholas" or "Applegate," or any derivatives or variations thereof, and shall forever cease all use of the name "Nicholas-Applegate" and the Service Mark, and any derivatives or variations thereof or any similar mark.

     6. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may not be amended at any time except by a writing signed by the parties hereto.

     7. All of the terms of this Agreement shall be binding upon and, except as set forth herein, shall inure to the benefit of, the successors and assigns of the parties.

     8. NACM acknowledges that it has received a copy of the Declaration of Trust of the Trust dated July 20, 1995. NACM further acknowledges and agrees that the obligations of the Trust under this Agreement are not binding on any officers, trustees or shareholders of the Trust individually, but are binding only upon the assets and properties of the Trust.

     9. If any term or provision of this Agreement is held to be void or unenforceable by any court of competent jurisdiction, only that objectionable term or provision shall be deleted herefrom while the remainder of the term, provision and agreement shall be enforceable.

     10. No party's failure to enforce any provision or provisions of this Agreement shall be deemed or in any way construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every provision of this Agreement. The rights granted the parties herein are cumulative and shall not constitute a waiver of any party's right to assert all other legal remedies available to it under the circumstances.

     11. This Agreement shall be construed and interpreted in accordance with the internal, substantive laws of the State of California.

     12. The Trust acknowledges that money damages alone are not an adequate remedy for any breach by the Trust of any provision of this Agreement. Therefore, in the event

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of a breach or threatened breach of any provision of this Agreement by the
Trust, the Trust agrees and consents that NACM, in addition to all other remedies, shall have the right to immediately seek, obtain and enforce injunctive relief prohibiting the breach or compelling specific performance, without the need to post any bond. Unless expressly set forth herein to the contrary, all remedies set forth herein are cumulative and are in addition to any and all remedies provided either party at law or in equity.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                     NICHOLAS-APPLEGATE CAPITAL
                                     MANAGEMENT, A CALIFORNIA
                                     LIMITED PARTNERSHIP

                                     By: Nicholas-Applegate Capital
                                          Management Holdings, L.P., a
                                          California limited
                                          partnership, its General
                                          Partner

                                     By: Nicholas-Applegate Capital
                                          Management Holdings, Inc.,
                                          Its General Partner



                                     By:
                                         --------------------------------
                                                E. Blake Moore, Jr.
                                          Title: Secretary



                                     NICHOLAS-APPLEGATE SERIES TRUST



                                     By:
                                         --------------------------------
                                                E. Blake Moore, Jr.
                                          Title: Secretary


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